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                                                        Arthur Andersen





CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



To the Shareholders and Trustees of
Pioneer Mid-Cap Fund

As independent public accountants, we hereby consent to the use of our report on Pioneer Mid-Cap Fund dated November 5, 1999 (and to all references to our firm) included in or made a part of Post-Effective Amendment No. 28 and Amendment
No. 28 to Registration Statement File Nos. 2-79140 and 811-07525, respectively.



                                        /s/ Arthur Andersen LLP
Boston, Massachusetts
November 27, 2000